Exhibit 99.2

SANUK U.S.A., LLC

Financial Statements

December 31, 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Members
Sanuk U.S.A., LLC:

We have audited the accompanying balance sheet of Sanuk U.S.A., LLC as of December 31, 2010, and the related statements of income, Members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sanuk U.S.A., LLC as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

August 11, 2011

SANUK U.S.A., LLC

Balance Sheet

December 31, 2010

Assets
Current assets:
Cash and cash equivalents	$144,096
Accounts receivable	1,011,049
Inventories	798,000
Total current assets	1,953,145
Property and equipment, net of accumulated depreciation	1,411
Other assets	1,222
Total assets	$1,955,778
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,382,737
Payable to Members	107,498
Other current liabilities	217,596
Total current liabilities	1,707,831
Members’ equity	247,947
Total liabilities and members’ equity	$1,955,778

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Statement of Income

Year ended December 31, 2010

Amount
Net sales	$6,266,419
Cost of sales	4,401,652
Gross profit	1,864,767
Royalty revenue, net	1,825,621
Operating expenses	1,322,779
Income from operations	2,367,609
Other expense (income):
Interest expense	1,592
Interest income	(874)
Other, net	4,941
Total other expense	5,659
Net income	$2,361,950

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Statement of Members’ Equity

Year ended December 31, 2010

Total
Balance, December 31, 2009	$220,703
Net income	2,361,950
Distributions	(2,334,706)
Balance, December 31, 2010	$247,947

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Statement of Cash Flows

Year ended December 31, 2010

Cash flows from operating activities:
Net income	$2,361,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,940
Changes in:
Accounts and other receivables	(343,927)
Inventories	(91,000)
Accounts payable and accrued expenses	289,313
Net cash provided by operating activities	2,221,276
Cash flows from investing activities:
Collection of note receivable	8,202
Purchases of property and equipment	(2,709)
Net cash provided by investing activities	5,493
Cash flows from financing activity — distributions	(2,334,706)
Net decrease in cash	(107,937)
Cash and cash equivalents, beginning of year	252,033
Cash and cash equivalents, end of year	$144,096
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,592

See accompanying notes to financial statements.

SANUK U.S.A., LLC

Notes to Financial Statements

December 31, 2010

(1)                     Description of Business

Sanuk U.S.A., LLC (the Company) is a wholesaler and distributor of men’s, women’s, junior’s, and children’s sandals and shoes outside the United States, Canada, and Europe bearing the “Sanuk” trade name. The Company was formed in accordance with the laws of California and is an unincorporated association where its members have limited personal liability for the obligations or debts of the entity, and it is classified as a disregarded entity for federal income tax purposes. The Company has granted an exclusive license to the “Sanuk” trade name to C&C Partners, Ltd. (C&C) in the United States, Europe, and Canada. C&C pays the Company royalties and is required to spend a minimum amount on advertising for, and marketing and promotion of the “Sanuk” brand (note 8). The Company will cease to exist on December 31, 2026 based on its operating agreement.

(2)                     Summary of Significant Accounting Policies

(a)                      Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include the allowance for doubtful accounts and other sales allowances.

(b)                      Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash on hand and all highly liquid investments and demand deposits in banks and financial institutions with an original maturity of ninety days or less. Cash and cash equivalents include approximately $274,000 of money market accounts.

(c)                       Trade Accounts Receivable

The Company carries its accounts receivable at invoiced amounts without a provision for doubtful accounts. The Company may accrue interest on its trade receivables. Management periodically evaluates the ability to collect accounts receivable and based on this review may record a provision for uncollectible accounts. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proved unsuccessful.

(d)                      Inventories

Inventories consist entirely of finished goods and are stated at lower of cost, using the first-in, first-out method, or market.

(e)                       Accounts Payable and Accrued Liabilities

Accounts payables and accrued liabilities consist primarily of amounts payable for inventory purchases.

(Continued)

SANUK U.S.A., LLC

Notes to Financial Statements

December 31, 2010

(f)                         Revenue Recognition

The Company recognizes revenue when merchandise is shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is reasonably assured, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

Royalty revenue is recognized in the period it is earned based on correspondence from licensees. Substantially all of royalty revenue is from C&C that serves the United States, Canada, Puerto Rico, Mexico, and Guam.

(g)                      Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.

Depreciation of property and equipment is computed using the declining balance method over estimated useful lives ranging from five to seven years. Amortization of leasehold improvements is computed using the declining balance method over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization expense related to property and equipment was $4,940 for the year ended December 31, 2010.

(h)                      Merchandise Risk

The Company’s success is largely dependent upon its ability to gauge the fashion preferences of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results, and financial condition.

(i)                         Concentration of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist principally of accounts receivable and cash. Four customers each accounted for more than 10% of the accounts receivable at December 31, 2010. They include C&C, Daehan Solution Co., Ltd., Primer International Management Limited, and Turf “N” Surf which made up 44%, 11%, 10%, and 14% of the total accounts receivable, respectively. The balance of the receivables are spread over various distributors. The Company does not require collateral from its customers. Historically, the Company has not incurred any significant credit related losses. The Company places its cash with major financial institutions. At various times throughout the year the Company had bank deposits in excess of federally insured limits.

(j)                         International Operations

The Company’s product sales are primarily to distributors located in Asia, with 50% of the 2010 product revenue being sold to the distributor, Primer International Management Limited that has distribution rights to the countries of the Philippines, Thailand, Singapore, Indonesia, Malaysia, Hong Kong, and China. The distributor for Australia, Turf “N” Surf made up 13% of 2010 product revenue. The Company is exposed to increased risks inherent in conducting business outside of the United States. In addition to foreign currency risks and increased difficulty in protecting the Company’s intellectual property rights and trade secrets, these risks include but are not limited to (i) unexpected government action or changes in legal or regulatory requirements, (ii) social,

(Continued)

SANUK U.S.A., LLC

Notes to Financial Statements

December 31, 2010

economic, or political instability, (iii) increased exposure to interruptions in air carrier or shipping services, which could significantly and adversely affect the Company’s ability to obtain timely delivery of products from international suppliers or to timely deliver its products to customers. Although the Company believes the benefits of conducting business internationally outweigh these risks, any significant adverse change in circumstances or conditions could have a significant adverse effect upon the Company’s operations and its financial performance and condition.

(k)                      Income Tax

The Company is treated as a Limited Liability Company that is disregarded for federal and state income tax purposes and is not subject to federal or state income taxes except for miscellaneous filing fees. All revenues and expenses of the Company are reportable in the consolidated income tax returns of its Members. The Company may distribute to the Members funds necessary to satisfy their estimated personal income tax liabilities.

(l)                         Long-Lived Assets

Long-lived assets, such as property, plant, and equipment subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event the carrying amount of a long-lived asset is not recoverable, an impairment is recognized by the Company to the extent the carrying value exceeds its fair value.

(m)                   Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expenses as incurred.

(3)                     Property and Equipment

At December 31, 2010, property and equipment consist of:

Machinery and equipment	$36,505
Leasehold improvements	17,602
Furniture and fixtures	6,540
60,647
Accumulated depreciation and amortization	(59,236)
$1,411

(4)                     Revolving Credit Facility

The Company has a revolving credit facility with Security Business Bank of San Diego (the Facility) providing for a maximum availability of $500,000. The Facility bears interest at the prime rate (3.25% at December 31, 2010), which is the prime rate as published in the Money Rates Section of the Wall Street

(Continued)

SANUK U.S.A., LLC

Notes to Financial Statements

December 31, 2010

Journal defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks plus 1.0%. The rate shall not be less than 5% or the maximum allowed by law. The Facility is secured by substantially all assets of the Company and guaranteed by the Members of the LLC. The Facility includes an annual minimum interest charge of $100 per year and expires on May 15, 2012. At December 31, 2010, the Company has an outstanding balance under the Facility of $300. As a result, $499,700 was available under the Facility at December 31, 2010.

The Facility requires the Company to maintain a zero balance for a minimum of 30 consecutive days annually. The agreement underlying the Facility contains a financial covenant. The covenant currently includes a debt/effective tangible net worth ratio not to exceed 2.5x. The Company was in compliance with such covenant at December 31, 2010.

(5)                     Related-Party Transactions

The Company made compensation payments to the Members of approximately $704,000 in 2010. Such amounts are included in operating expenses of the accompanying statement of income. The Company made distributions to the Members for approximately $2,335,000 in 2010. At December 31, 2010, the Company owes its Members approximately $107,000, which is reflected as a current liability on the accompanying balance sheet. Such obligation does not bear interest.

(6)                     Commitments and Contingencies

Customer Prepayments — The Company at times requires deposits on purchase orders. As of December 31, 2010, the Company had $130,000 in customer prepayments included in other current liabilities in the accompanying balance sheet.

Leases — The Company leases its primary operating facilities on a month-to-month basis from the Company’s Members. The lease carries a monthly rental of approximately $4,000 plus insurance, maintenance, and utility charges. Rental expense for the year totaled $48,000.

The Company makes monthly lease payments for two vehicles on behalf of a Member. The monthly lease amounts are approximately $1,000 and $600. The annual lease expense for the year totaled approximately $19,500. These are month-to-month leases.

(7)                     Vendor Concentration

During the year ended December 31, 2010, the Company purchased 89% of its merchandise inventory from three suppliers in Asia. Purchases from these three suppliers comprised 54%, 23%, and 12% of total cost of sales for the year ended December 31, 2010, respectively. Accounts payables to these three suppliers totaled 86%, 0%, and 10% of total accounts payables and accrued liabilities at December 31, 2010.

(8)                     Royalty Agreement with C&C Partners, Ltd.

C&C designs, manufactures, and distributes men’s, women’s, junior’s, and children’s footwear and accessories bearing the “Sanuk” trade name throughout the United States, Canada, Puerto Rico, Mexico, and Guam. C&C obtained certain rights to the “Sanuk” trade name pursuant to the terms of a licensing

(Continued)

SANUK U.S.A., LLC

Notes to Financial Statements

December 31, 2010

agreement, which expires on October 31, 2019. Pursuant to the terms of the licensing agreement, C&C pays royalties on the “Sanuk” brand at percentages ranging from 2% to 5%. In addition, C&C is required to spend a minimum amount on advertising for, and marketing and promoting of the “Sanuk” brand. Sanuk is required to reimburse C&C for half of these expenses above the minimum required amount. For the year ended December 31, 2010, royalty revenue from this agreement totaled approximately $2,200,000 and the advertising and promotion expenses paid to C&C totaled approximately $383,000, which are netted against royalty revenue. A Member of the Company has entered into an employment agreement with C&C to provide design and brand management services.

(9)                     Subsequent Events

On May 19, 2011, the Members and the stockholders of C&C entered into an asset purchase agreement to sell the “Sanuk” brand to Deckers Outdoor Corporation. The purchase price for the assets of both the Company and C&C is an initial payment of $120,000,000 in cash subject to certain postclosing adjustments, and includes additional participation payments based on the “Sanuk” brand’s performance over the next five years.

The Company has evaluated subsequent events from the balance sheet date through August 11, 2011, the date the financial statements were available to be issued, and determined that there are no other subsequent events to disclose.